Exhibit 5.1

599 Lexington Avenue

New York, NY 10022-6069

+1.212.848.4000

May 21, 2018

Altice USA, Inc.
1 Court Square West

Long Island City, NY 11101

Altice USA, Inc.

Ladies and Gentlemen:

We have acted as counsel to Altice USA, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (Registration No. 333-222475) filed with the Securities and Exchange Commission (the “Commission”) on January 8, 2018, and each amendment thereto (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 5,281,258 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Shares”), 490,085,674 shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Shares”), and up to 490,085,674 shares of the Company’s Class A common stock, par value $0.01 per share (the “Converted Class A Shares” and, collectively with the Class A Shares and Class B Shares, the “Shares”) that are issuable upon conversion of the Class B Shares.  The Shares are to be distributed by Altice N.V. to its shareholders pursuant to the terms and conditions of the Master Separation Agreement to be entered into by and between the Company and Altice N.V.  The distribution of the Shares will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).

In that connection, we have reviewed originals or copies of the following documents:

(a)                                 The Registration Statement.

(b)                                 The Prospectus.

(c)                                  The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”).

(d)                                 The Amended and Restated Bylaws of the Company.

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

(e)                                  The originals or copies of such other corporate records of the Company, certificates of public officials and officers of the Company and such other documents and instruments as we have deemed necessary as a basis for the opinions expressed below.

For the purposes of this opinion letter, we have assumed:

(a)                                 The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Class A Shares and Class B Shares are validly issued, fully paid and non-assessable and, in the case of the Converted Class A Shares, upon conversion of Class B Shares in accordance with the Certificate of Incorporation, the Converted Class A Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

RA/RB/AP/BL
KWL